Exhibit 10.5

OPTION AGREEMENT

This Option Agreement is entered by and between the parties with an effective date as of the 1st of October 2020 and sets forth the agreement whereby Company grants to Optionholder (as those parties are defined hereunder) the option to enter into a binding exclusive license agreement to license the Company patents as defined hereunder (“Option”).

Parties

(1)	COLOSSUS (IOM) LIMITED a company incorporated in the Isle of Man with registration number 009662V whose registered office is PO BOX 227, Clinch’s House, Lord Street, Douglas, Isle Of Man, IM99 1RZ (the “Company”); and

(2)	ESPORTS TECHNOLOGIES, INC. a company incorporated in the state of Nevada, and registered office located at 720 South Seventh Street, Third Floor, Las Vegas, NV 89101 (the “Optionholder”).

1.	GRANT OF OPTION

Upon the payment of GBP £100,000 to the Company by the Optionholder, the Company HEREBY GRANTS to the Optionholder a personal, non-refundable, non-transferable and non-sublicensable option to execute and enter in an exclusive license agreement with the Company to certain patents held by the Company including those identified on Schedule 1 below (“License Agreement”). The basic form of License Agreement is set forth as attached in Appendix A. The Option is exercisable in accordance with the terms and conditions as set forth in Section 2 through 4 below.

2.	MANNER OF EXERCISE OF OPTION

The Optionholder may exercise the Option by: (a) providing written email notice to the Company at the email address below (or alternatively such other email address as advised by the Company to the Optionholder from time to time) indicating Optionholder’s exercise of the Option and its intent to enter into a definitive and binding License Agreement, and; (b) executing a definitive binding License Agreement (considering the basic Form of License Agreement set forth in Appendix A attached hereto) and completing full payment of fees and consideration due in connection with same within twenty-one (21) days of the date such notice of exercise is received by Company. For the avoidance of doubt, the Option will be deemed exercised only upon completion of each condition as set forth in Section 2.1 (a) and

(b) hereinabove.

Notice Email: hollie.mcgowan@colossusbets.com

3.	TERMINATION OF OPTION

The Option shall immediately lapse and cease to be exercisable should Optionholder fail to fully exercise said Option and satisfy all terms and conditions of Section 2 hereinabove no later than May 1, 2021.

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4.	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of laws which might apply the laws of any other jurisdiction).

IN WITNESS WHEREOF, the undersigned Parties have caused this Option Agreement to be executed by their respective duly authorized representatives as an instrument as of the date first above written.

FOR: COLOSSUS (IOM) LIMITED

By: /s/ Hollie McGowan

Name:     Hollie McGowan

Title:       Director

FOR: eSports Technologies, Inc.

By: /s/ Keith Williams

Name:     Keith Williams

Title:       President

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APPENDIX A

FORM OF LICENSE AGREEMENT

This Patents’ License Agreement (“Agreement”) dated as of ___________ (the “Effective Date”) is entered into by and between the Licensor, Colossus (IOM) Ltd Clinch’s House, Lord Street, Douglas, Isle of Man, IM99 1RZ and a registered number of 009662V and the Licensee, [ ] (Licensor and Licensee each a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, Licensor owns or has rights to license the Cash Out Patents (as defined in Article 1);

WHEREAS, Licensee desires to obtain a license to utilize the Cash Out Patents limited in scope to the field of use pertaining to esports betting (“Purpose” as described more fully herein), and Licensor is willing to grant Licensee such a license to do so pursuant to the provisions of this Agreement; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is mutually acknowledged, each of Licensor and Licensee do hereby agree as follows:

TERMS AND CONDITIONS

1.	DEFINITIONS.

1.1.	“Change of Control” shall mean, with respect to a Party, (i) sale of all, or substantially all, of the Party’s assets to another party, or (ii) the transfer of equity ownership of the Party or the merger of the Party with another party (or similar transaction), such that a person or persons which could not elect a majority of the directors of that Party before such transfer, could elect a majority afterwards, other than a transfer which occurs in connection with an initial public offering of the shares of such Party.

1.2.	“Confidential Information” shall have the meaning ascribed to it in Section 3 of this Agreement.

1.3.	“Effective Date” means the date set forth in the preamble of this Agreement.

1.4.	“Cash Out Patents” means the patents listed in Schedule 1, and which may be modified from time to time by Company in its sole discretion upon written notice and any continuations, enhancements or derivations of same.

1.5.	“Intellectual Property Rights” means all inventions, discoveries, patents (including all renewals, extensions or divisions thereof), patent applications, registered and unregistered trademarks and service marks and all goodwill associated therewith and symbolized thereby, domain names, trademark applications and service mark applications, registered and unregistered copyrights (including without limitation databases and other compilations of information), registered and unregistered design rights, confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae and computer software programs, and all other intellectual property, property and proprietary rights.

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1.6.	“Purpose” means the use of the Patents and any technology derived from same in connection with any e-sports specific application.

1.7.	“Affiliate” shall mean and include, with respect to a Party, any entity that directly or indirectly controls, is controlled by, or is under common control with the Party, where “control” means the (i) ownership of, or the power to vote, more than fifty percent (50%) of the voting stock, shares or interests of such entity or (ii) ability to direct the management or affairs of an entity, whether by contract or otherwise.

2.	LICENSE GRANT.

2.1.	License. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee a personal, revocable, non-transferable, non-sublicensable (other than (i) to Licensee’s Affiliates existing as of the Effective Date, and (ii) after the Effective Date to new Affiliates of Licensee that are not direct competitors of Licensor and are approved in writing by Licensor to receive a sublicense upon Licensee’s written request, which shall not be unreasonably withheld or delayed), and worldwide license for the Term and Fees set forth below in Sections 2.5 and 2.6 to utilize the Cash Out Patents solely for the Purpose including to practice methods claimed in the Cash Out Patents.

2.2.	No Sublicensing. Unless otherwise permitted under this Agreement, the Licensee shall not sublicense any of the rights granted under this Agreement to any third Party for any purpose without the written consent of Licensor.

2.3.	Exclusivity. The license granted under this Agreement shall be exclusive to Licensee in the field of use encompassing the area of esports betting (“Field”) and limited for the Purpose, so long as Licensee complies with all terms and conditions set for herein, save that it shall not restrict rights established under the separate and non-exclusive patents’ license granted by the Licensor to Hillside (Technology) Limited dated September 27, 2019, and shall not restrict Licensor or any of its Affiliates as they exist as of the date of this Agreement in any manner with respect to its and their own use of the Cash Out Patents. The parties agree that Licensor shall provide Licensee with written notice of any inquiry by any party seeking to: (a) become an Affiliate of Licensor in the Field or (b) license Licensor’s Cash Out Patents and rights related thereto in the Field (“Third Party Inquiry”). Within ten (10) days of receipt of said notice of Third Party Inquiry (“Notice Period”), Licensee may provide written notice to Licensor of its rejection of said Third Party Inquiry and as such Licensor shall not further entertain or accept any transaction with said party involved in such Third Party Inquiry. To the extent that Licensee either: (a) fails to respond within the Notice Period or (b) approves any such Third Party Inquiry, then such third party may become an Affiliate of the Licensor after the Effective Date and the licence granted under this Agreement shall not restrict such Affiliate in any manner, providing that any such Affiliate is not a direct competitor of the Licensee.

2.4.	Revenue Share. Subject to Section 2.3, the Parties shall share equally in any and all revenue payable to Licensor or received by the Licensor during the term of this Agreement from the licensing by Licensor of the Cash Out Patents to any third parties for the Purpose or in the Field.

2.5.	Term. This Agreement shall commence on the Effective Date and continue until that date which is thirty-six (36) months from the Effective Date.

2.6.	Fees. In consideration of the rights and terms provided hereunder to Licensee, Licensee shall provide the following consideration and payment to Licensor: payment of GBP £200,000 and 65,000 shares of restricted common stock of Licensee (“Stock”). For purposes of this Agreement, the term Stock means the restricted common stock shares of Licensee. The Stock may not be sold by Licensor until the date which is earlier of: fifteen (15) months from the Initial Public Offering of the common stock of the Licensee (“IPO”), if any, or April 1, 2023. The Stock shall be subject to any restriction that may be required by an underwriter of the Licensee’s IPO and Licensor further agrees to execute such agreements as may be reasonably requested by the Licensee or any underwriters in the IPO.

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CONFIDENTIALITY AND PUBLICITY.

2.7.	The Parties agree that all materials and any other documents or information furnished by a Party (the “Releasing Party”) to the other Party (the “Recipient”) hereunder (“Confidential Information”) shall be held in confidence in accordance with the Recipient’s standard confidentiality procedures and shall not, without the prior written consent of the Releasing Party, be made available or disclosed to any third party.

2.8.	Notwithstanding the above restriction, the Recipient shall not have any obligation to hold in confidence Confidential Information which (i) is, or becomes, generally known to the public without breach of the terms of this Agreement; (ii) is lawfully acquired by the Recipient from another source; (iii) was acquired by the Recipient prior to the time of disclosure not in violation of any agreement or law which was known to the Recipient; or (iv) is required by court order or by order of any governmental or regulatory authority which has jurisdiction over the Recipient; or (v) required in connection with any reporting or other filing pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

2.9.	Neither Party may make any public announcement or press release in relation to this Agreement without the written consent of the other Party.

2.10.	Whilst the terms of this Agreement shall be considered Confidential Information, the Parties will be entitled to disclose the existence of the Agreement in the course of their normal commercial dealings.

3.	INFRINGEMENT AND VALIDITY.

3.1.	Notification. Licensee shall inform Licensor promptly in writing of any alleged infringement of the Cash Out Patents by a third party of which it is aware and of any available evidence thereof, as well as any facts which may affect the validity, scope or enforceability of the Cash Out Patents of which Licensee becomes aware.

3.2.	Enforcement. Licensor shall have the exclusive right, but shall not be obligated, to commence legal action at its own expense to defend against an action alleging invalidity of the Cash Out Patents or to prosecute all infringements of the Cash Out Patents. Licensee shall, at the request and expense of Licensor, provide reasonable cooperation in any such litigation.

4.	WARRANTIES.

4.1.	By Both Parties. Each of the Parties hereto represents and warrants to the other Party that (a) it has full power and authority to execute, deliver and perform under this Agreement and the obligations hereunder, (b) upon execution and delivery hereof, this Agreement shall constitute the valid and binding obligations of such Party enforceable in accordance with its terms, except to the extent that such enforcement is limited by any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting the rights of creditors generally and general equity principles and (c) the execution, delivery and performance of this Agreement (i) have been duly approved and authorized by all necessary corporate actions of such Party, (ii) do not contravene any law, regulation, rules or order binding on such Party, and (iii) does not contravene the provisions of or constitute a default under any contract or other agreement or instrument to which such Party is a signatory.

4.2.	By Licensor. Licensor represents and warrants to Licensee the following:

4.2.1.	Licensor represents and warrants to Licensee that Licensor has the right to grant the license granted in this Agreement.

4.2.2.	To the best of Licensor’s knowledge, the Cash Out Patents are valid and enforceable.

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4.2.3.	To the best of Licensor’s knowledge, any activity performed by Licensee by virtue of this Agreement is or will be free from infringement of any intellectual property rights of third parties.

4.3.	By Licensee. Licensee represents and warrants to Licensor the following:

4.3.1.	Licensee acknowledges and agrees that all rights, title and interest in and to the Cash Out Patents, including all Intellectual Property Rights subsisting therein, are the exclusive property of Licensor and/or its affiliates, are valid and enforceable.

4.3.2.	Licensee agrees that it shall not, directly or indirectly, do or cause to be done any act which may in any way jeopardize or adversely affect the validity or enforceability of, or otherwise infringe, dilute or misappropriate, any rights, titles and interests of the Licensor or its affiliates in and to the Cash Out Patents, or any Intellectual Property Rights in respect thereof.

4.3.3.	Licensee further agrees that it will not, directly or indirectly, oppose or contest any patent or application of Licensor and/or any of its affiliates in connection with the Cash Out Patents, or any application directed to any rights subsisting in the Cash Out Patents, in the United States or elsewhere, or any application for extension of such rights.

4.3.4.	The Parties will discuss in good faith a form of wording in relation to patent notices as licensed under this Agreement which the Licensee will display on a web address which is available to the public.

4.3.5.	Licensee shall provide a copy of this Agreement to any of Licensee’s Affiliates who are sublicensed under Section 2.1. Licensee shall ensure that Licensee’s Affiliates comply with the terms of this Agreement.

4.4.	Licensor reserves all rights with respect to the Cash Out Patents except those expressly licensed to Licensee hereunder.

5.     DISCLAIMERS.

5.1.	Nothing in this Agreement shall be construed as:

5.1.1.	an obligation of Licensor to maintain any of the Cash Out Patents; or

5.1.2.	an obligation of Licensor to license or furnish any additional technical information or trade secrets; or

5.1.3.	conferring a right to use in advertising, publicity or otherwise any trademark, trade name or trade dress of Licensor; or

5.1.4.	CONFERRING ANY WARRANTY OR REPRESENTATION BY LICENSOR, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. THE CASH OUT PATENTS ARE BEING LICENSED ON AN “AS IS” BASIS.

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6.	LIMITATION ON LIABILITY.

THE PARTIES AND THEIR RESPECTIVE AFFILIATES SHALL NOT BE LIABLE FOR ANY (A) SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT OR THE OPERATION OR USE OF THE CASH OUT PATENTS, INCLUDING, WITHOUT LIMITATION, ARISING FROM LOSS OF DATA OR PROGRAMMING, LOSS OF REVENUE OR PROFITS, FAILURE TO REALIZE SAVINGS OR OTHER BENEFITS, AND CLAIMS AGAINST THE OTHER PARTY BY ANY THIRD PERSON, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY; (B) DAMAGES (REGARDLESS OF THEIR NATURE) FOR ANY DELAY OR FAILURE BY A PARTY TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT DUE TO ANY CAUSE BEYOND SUCH PARTY’S REASONABLE CONTROL; OR (C) CLAIMS MADE A SUBJECT OF A LEGAL PROCEEDING AGAINST A PARTY MORE THAN TWO YEARS AFTER ANY SUCH CAUSE OF ACTION FIRST AROSE.

7.     TERMINATION.

7.1.	Termination Events

7.1.1.	This Agreement may be terminated by mutual written agreement of the Parties at any time.

7.1.2.	Either Party may terminate this Agreement in the event of: (i) any material breach of obligation by the other Party, which breach is not cured within thirty (30) days after written notice of breach to the breaching Party; (ii) any situation in which a Party commits a material breach of the Agreement that is not capable of being cured within thirty (30) days and the breaching Party fails to both (aa) develop and deliver to the non-breaching Party within thirty (30) days following written notice of breach a complete written plan for curing the breach, and (bb) cure such breach within ninety (90) days of written notice thereof; (iii) the other Party filing a voluntary petition in bankruptcy or under any similar insolvency law; (iv) the other Party making an assignment for the benefit of creditors; (v) the other Party having filed against it any involuntary petition in bankruptcy or under any similar insolvency law, if any such petition is not dismissed within thirty (30) days after filing; or (vi) a receiver being appointed for, or a levy or attachment being made against, substantially all of the other Party’s assets, if any such petition is not dismissed or such receiver or levy or attachment is not discharged within thirty (30) days after the filing or appointment.

7.1.3.	Licensor may terminate the Agreement 24 months after the Effective Date should it (or an Affiliate) not have generated at least £500,000 in revenue during that 24 months period under any other commercial agreement(s) entered into between the parties (including their respective Affiliates). To terminate in accordance with this provision Licensor is required to give notice to Licensee within 7 days of the end of the relevant 24 months period. Should Licensor give such notice contemplated under this Section 8.1.3 Licensee will have the option to extend the Agreement for a further 12 months upon the payment of an additional fee to Licensor of GBP £150,000, with the terms applicable to such extended period otherwise unchanged hereunder.

7.1.4.	Notwithstanding the foregoing, Licensor may, in its sole discretion, terminate this Agreement and/or the License granted herein immediately and without notice upon the occurrence of any of the following:

7.1.4.1.	Licensee fails to comply with any of the terms and conditions set forth in this Agreement; or

7.1.4.2.	Licensor determines (acting reasonably) that Licensee's use of the Cash Out Patents compromises the integrity of the Cash Out Patents; or

7.1.4.3.	the execution of any agreement confirming an intention to undertake a transaction that would result in a Change of Control of Licensee.

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7.2.	Effect of Expiration or Termination.

7.2.1.	In the event of termination of this Agreement or of the License granted hereunder for any reason, Licensee shall thereafter have no rights whatsoever with respect to the Cash Out Patents, and Licensee shall:

7.2.1.1.	immediately cease use of the Cash Out Patents;

7.2.1.2.	certify to Licensor in writing on request that Licensee has fully complied with the above requirement.

7.2.2.	In the event of the termination of this Agreement by the Licensee in reliance on an event as described in Section 8.1.2, a pro-rata portion of the Fee attributable to the remaining period of the Term shall be repayable by the Licensor to the Licensee.

7.2.3.	Expiration or termination of this Agreement shall not relieve the Parties of any obligation that accrued prior to such expiration or termination. The provisions of Sections 0, 4, 5, 6, 7 and 8 shall survive any termination or expiration of this Agreement without limitation.

8.	GENERAL AND MISCELLANEOUS TERMS.

8.1.	Notices. All notices, requests, demands, approvals, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the Party to whom notice is to be given, (b) on the day of transmission (receipt confirmed) if sent via facsimile transmission to the applicable facsimile number provided below, on a business day during or before the normal business hours of the intended recipient, and if not so sent on such a business day and at such time, on the following business day, (c) on the first (1st) business day after delivery to any reputable overnight courier for delivery to the Party to whom notice is to be given, or (d) on the fifth (5th) business day after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and in each case addressed as follows:

To Licensor:

Attn: Hollie McGowan

Email: hollie.mcgowan@colossusbets.com

Tel: +44 (0) 1624 602323

To Licensee:

Attn:

Email:

Tel:

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8.2.	Assignment. Unless otherwise permitted under this Agreement, this Agreement may not be assigned or otherwise transferred by Licensee.

8.3.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of laws which might apply the laws of any other jurisdiction).

8.4.	Consent to Jurisdiction. Each of the Parties hereto consents to the jurisdiction of any federal or state court located within the State of Delaware and irrevocably agrees that all actions or proceedings referred to in this Agreement and this Agreement may be litigated in such courts. Each of the Parties hereto accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives with respect to such courts any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each of the Parties hereto further irrevocably consents to the service of process with respect to such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Party at the address specified in this Agreement, such service to become effective 15 days after such mailing. Nothing herein shall in any way be deemed to limit the ability of any Party hereto to serve any such legal process, summons, notices, and documents in any other manner permitted by applicable law or to obtain jurisdiction over or to bring actions, suits or proceedings against any of the other Parties hereto in such other jurisdictions, and in such manner, as may be permitted by applicable law. or security upon such bond which might, but for this waiver, be required of or by such Party. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each of the Parties hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendment, renewal, supplement or modification of or to this agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.5.	Waiver of Jury Trial. Each of the Parties hereto hereby irrevocably waives its right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each of the Parties hereto also irrevocably waives any requirement for a bond or surety

8.6.	Bankruptcy. The Parties agree that Licensee, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under Section 365(n) of Title 11, U.S. Code.

8.7.	Entire Agreement; Amendments. This Agreement represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such Parties. This Agreement may not be modified or amended except by a written agreement duly executed by both Parties hereto.

8.8.	Waivers; Cumulative Remedies. No delay on the part of either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of either Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of either Party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the Parties) as to which there is not inaccuracy or breach. Except as may be otherwise expressly provided to the contrary herein, all remedies provided for herein shall be cumulative and in addition to and not in lieu of any other remedies available to either Party hereto at law, in equity or otherwise.

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8.9.	Section Headings. The section headings are for the convenience of the Parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

8.10.	Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereby waive any provision of law which may render any provision hereof void or unenforceable in any respect.

8.11.	Counterparts. This Agreement may be executed in two counterparts, which may be facsimile counterparts, each of which shall be deemed to be an original, and all collectively a single instrument.

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IN WITNESS WHEREOF, the undersigned Parties have caused this Intellectual Property License Agreement to be executed by their respective duly authorized representatives as an instrument as of the date first above written.

Licensor

By:_____________________________________

Name:

Title:

Licensee

By:_____________________________________

Name:

Title:

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Schedule 1 – Cash Out Patent List

1.	U.S. Patent No. 8,602,884

2.	U.S. Patent No. 8,734,241

3.	U.S. Patent No. 8,721,438

4.	U.S. Patent No. 8,721,439

5.	U.S. Patent No. 8,708,811

6.	U.S. Patent No. 9,117,341

7.	U.S. Patent No. 9,196,126

8.	U.S. Patent No. 9,275,516

9.	U.S. Patent No. 9,424,716

10.	U.S. Patent No. 9,704,338

11.	U.S. Patent No. 10,102,716

12.	U.S. Patent No. 10,431,044

13.	Australian Patent No 2013311319

14.	Japanese Patent No. 5977454

15.	Japanese Patent No. 5977453

16.	Japanese Patent No. 6258941

17.	Japanese Patent No. 6526165

18.	South Korea Patent No. 10-1736754

19.	South Korea Patent No. 10-1726203

20.	Singapore Patent No. 11201501682Q

21.	Singapore Patent No. 10201510450T

22.	Philippines Patent No. 1-2015-500504

23.	South African Patent No. 2015/01552

24.	Nigerian Patent No. NG/PT/C/2015/952

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